EXHIBIT 10.3

SETTLEMENT AGREEMENT AND
AMENDMENT NO. 2 TO MASTER AGREEMENT
This SETTLEMENT AGREEMENT AND AMENDMENT NO. 2 TO MASTER AGREEMENT (this “Amendment”), dated and effective as of May 8th, 2014 (the “Effective Date”), is by and among the Persons identified on the signature pages to this Amendment as T-Mobile Contributors (collectively, “T-Mobile Contributors” and each, a “T-Mobile Contributor”), the Persons identified on the signature pages to this Amendment as T-Mobile SPEs (collectively, “T-Mobile SPEs” and each, a “T-Mobile SPE”), T-Mobile USA, Inc., a Delaware corporation (“T-Mobile Parent” and, together with the T-Mobile Contributors and the T-Mobile SPEs, the “T-Mobile Parties”), CCTMO LLC, a Delaware limited liability company (“CCTMO”), CCTM1 LLC (formerly known as T3 Tower 1 LLC) and CCTM2 LLC (formerly known as T3 Tower 2 LLC), each a Delaware limited liability company (collectively, “Sale Site Subsidiaries” and each, a “Sale Site Subsidiary”), and Crown Castle International Corp., a Delaware corporation (“Crown” and, together with CCTMO and the Sale Site Subsidiaries, the “Crown Parties”). Each of the Crown Parties and the T‑Mobile Parties may hereafter be referred to as a “Party” and, collectively, as the “Parties”.
RECITALS:
A.    The Parties (or their predecessors in interest) entered into that certain Master Agreement, dated as of September 28, 2012, as amended by Amendment No. 1 to Master Agreement, dated November 30, 2012 (as amended, supplemented, or otherwise modified from time to time, the “Master Agreement”);
B.    The Parties were unable to agree upon the Final Site Designation and the Final Total TCF for each Portfolio Site in accordance with the procedures set forth in Section 3.3(a) and (b) of the Master Agreement; and
C.    The Parties desire to: (i) settle any disagreements with respect to the Final Site Designation and the Final Total TCF for each Portfolio Site; (ii) mutually agree upon the Final Site Designation and the Final Total TCF for each Portfolio Site without submitting any such disagreements to the Settlement Firm; and (iii) make certain amendments to the Master Agreement and the Collateral Agreements as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the Parties agree as follows:

1.
Construction. Initially capitalized terms used and not otherwise defined in this Amendment have the meanings ascribed to them in the Master Agreement (as defined above and as amended hereby). The rules of construction set forth in Section 1.2 of the Master Agreement shall apply to this Amendment. All provisions of the Master Agreement and the Collateral Agreements that are not expressly amended by this Amendment will continue to remain binding on the Parties.

2.
Final Site Designation and Final TCF for each Portfolio Site. Notwithstanding anything to the contrary in the Master Agreement (including in Section 3.3 of the Master Agreement) or any other Collateral Agreement, the Parties agree that: (i) the Final Site Designation, as of January 3, 2014, and the Final Total TCF for each Portfolio Site is set forth in Exhibit A attached hereto; (ii) such Final Total TCF for each Portfolio Site is conclusively binding on the Parties and final; and (iii) such Final Site Designation, as of January 3, 2014, is conclusively binding on the Parties and, subject to the terms and conditions of this Amendment (including Section 4 of this Amendment) and Sections 2.7(e), 4.2(a) and 4.2(b) of the Master Agreement, final. For the avoidance of doubt, the Parties acknowledge that, in accordance with Sections 4.2(a) and (b) of the Master Agreement, but subject to Section 4(a)(1) of this Amendment, if any outstanding Exceptions for a Portfolio Site shown as a Managed Site on Exhibit A attached hereto were cured on or prior to April 28, 2014, the resulting Site Designation for such Site will be used for purposes of the Settlement Technical Closing (as defined in Section 4 of this Amendment). Notwithstanding anything herein to the contrary, (i) pursuant to Section 2.7(e) of the Master Agreement, the Crown Parties’ right to continue any of their efforts to cause the conversion of any remaining Managed Sites to Lease Sites or Assignable Sites, as applicable, shall not be diminished; and (ii) subject to Section 6 of this Amendment, the Parties’ rights under the Master Agreement with respect to Authorizations or purported Authorizations obtained after April 28, 2014 shall not be modified by this Amendment.

3.
Settlement Payment. In consideration of the Parties’ entering into this Amendment, T-Mobile will make a single payment in immediately available funds by wire transfer to an account designated in writing by Crown in the aggregate amount of $8.0 million (the “Settlement Payment”) within ten (10) business days after the Effective Date and, subject to Section 4(a)(1) of this Amendment, such Settlement Payment and the rights provided under this Amendment will be the Parties’ sole and exclusive remedy for any matters relating to Site Designations and the calculation of TCF, Supplemental TCF, Closing Total Consideration, Subsequent Closing Total CA/NV Consideration, and Final Total Consideration, and the Parties hereby acknowledge and agree that they are not entitled to, and expressly waive, any and all other rights and remedies that the Parties may have (including under Article 12 of the Master Agreement) relating to Site Designation and the calculation of TCF, Supplemental TCF, Closing Total Consideration, Subsequent Closing Total CA/NV Consideration, and Final Total Consideration.

4.
Settlement Technical Closing. The Parties will conduct a Technical Closing (the “Settlement Technical Closing”) in accordance with this Section 4, the other applicable provisions of this Amendment, and Section 2.7 of the Master Agreement on or before May 28, 2014 (the

“Settlement Technical Closing Date”). To facilitate the Settlement Technical Closing and preparation of the necessary closing documents, on or before May 9, 2014, the T-Mobile Parties will deliver to the Crown Parties a list identifying the T-Mobile Parties’ determination of any re-designated Portfolio Sites to which the Settlement Technical Closing will apply as contemplated by this Section 4 and any payments to be made with respect to any such Portfolio Sites under Section 4(a)(1) of this Amendment for any Portfolio Sites for which the Site Designations have been re-designated from the Final Site Designation on Exhibit A attached hereto as a result of any Authorizations obtained on or prior to the Final Closing Date (which the Parties acknowledge to be March 28, 2014). The Parties will use commercially reasonable efforts to mutually agree upon such list (with any changes as may be necessary so that such list is consistent with this Section 4) as soon as practicable after delivery of such list to Crown.

(a)
Re-Designated Sites. The Settlement Technical Closing will apply to those Portfolio Sites for which, as of April 28, 2014, the Site Designation has been re-designated from its original Site Designation on the Updated Site List or from the Final Site Designation on Exhibit A attached hereto; provided, however, that, notwithstanding the foregoing or anything to the contrary in the Master Agreement:

(1)
the only payments that the Crown Parties will be required to make to the T-Mobile Parties at and in connection with the Settlement Technical Closing will be, for each such re-designated Portfolio Site for which the Site Designation has been re-designated from the Final Site Designation on Exhibit A attached hereto as a result of Authorizations obtained on or prior to the Final Closing Date to a Lease Site or an Assignable Site, an amount equal to the product of 10% of the Final Total TCF multiplied by the TCF Multiple; provided, however, that the Crown Parties will not be required to make any payments with respect to the Portfolio Sites listed on Exhibit B attached hereto; and

(2)
the T-Mobile Parties will not be obligated to make any additional payments under Section 3.5 of the Master Agreement or otherwise to the Crown Parties with respect to any such re-designated Portfolio Sites described in Section 4(a) above.

(b)
Re-Designated Excluded Sites. In addition, at the Settlement Technical Closing, subject to Section 11 of this Amendment, with respect to any Portfolio Site that has been re-designated as of the Settlement Technical Closing Date as an Excluded Site from its original Site Designation on the Updated Site List, the Parties will execute and deliver such documents and instruments as may be required to rescind the transaction that occurred with respect to such Portfolio Sites at the applicable Closing under the Master Agreement and the Collateral Agreements (such rescission to be deemed effective as of the applicable Closing); provided, however, that, for the avoidance of doubt, the Parties will not be obligated to make any additional payments under Section 3.5 of the Master Agreement or otherwise with respect to, or as a result of, the rescission of any such Portfolio Sites.

(c)
Other Re-Designated Sites. In addition, at the Settlement Technical Closing, with respect to any Portfolio Site that has been re-designated as of the Settlement Technical Closing Date: (i) as a Non-Contributable Site or as a Non-Assignable Site from its original Site Designation on the Updated Site List; or (ii) as a Pre-Lease Site from its original Site Designation on the Updated Site List (other than if it were a Non-Contributable Site on the Updated Site List), the Parties will execute and deliver such documents and instruments as may be required to reflect such re-designation with respect to such Portfolio Sites; provided, however, that, for the avoidance of doubt, the Parties will not be obligated to make any additional payments under Section 3.5 of the Master Agreement or otherwise to the other Parties with respect to, or as a result of, the re-designation of any such Portfolio Sites.

5.
Closing Conditions Satisfied. For purposes of Section 3.4(c) of the Master Agreement, the Parties agree that the Minimum Lease Site and Assignable Site Closing Condition and Minimum Contributable Site and Assignable Site Closing Condition were satisfied as of the Initial Closing Date, and would have been satisfied on the Initial Closing Date, irrespective of the Final Site Designation and Final Total TCF for each Portfolio Site.

6.	Exhibit B Sites; Matters Related to Curing of Exceptions.

(a)
Acknowledgement of Certain Cure Obligation. Notwithstanding anything to the contrary in the Master Agreement, but subject to Section 6(c) of this Amendment, the T-Mobile Parties will not be required to cure any Exception required for any assignment or sublease of any Ground Lease for any of the Portfolio Sites listed on Exhibit B attached hereto that are Managed Sites.

(b)
Exhibit B Sites that are Special Zoning Sites. Subject to Section 6(c) of this Amendment, the Portfolio Sites listed on Exhibit B attached hereto designated as Special Zoning Sites shall continue to be Non-Contributable Sites unless Crown, at Crown’s sole discretion, elects to cure any Exceptions causing such Portfolio Sites listed on Exhibit B attached hereto to be Special Zoning Sites.

(c)
Cooperation to Cure Exceptions. Subject to Section 6(d) of this Amendment, the Parties acknowledge their continuing obligations under Sections 4.2(a), 4.2(b), and 2.7(e)(ii) of the Master Agreement regarding uncured Exceptions (except that the Parties acknowledge and agree that such obligations arising under Sections 4.2(a) and (b) of the Master Agreement do not apply to the Portfolio Sites listed on Exhibit B attached hereto).

(d)
Termination of Certain Cure Obligations. The Parties agree that the T-Mobile Parties’ obligations to cure any uncured Exceptions under the Master Agreement (other than under Section 2.7(e)(ii) of the Master Agreement) will terminate effective as of the Final Closing Date.

7.
Mutual Releases. Each Party hereby releases, remises, acquits and forever discharges any and all Claims, at law or in equity, based upon, related to, arising out of, or having any connection with, any matters relating to Site Designations and the calculation of TCF, Supplemental TCF, Closing Total Consideration, Subsequent Closing Total CA/NV Consideration, and Final Total Consideration (including any payments that might otherwise be due and payable as a result of those determinations and calculations) that it may have had or claimed to have had, or now has or claims to have, or hereafter may have or claim to have, whether known or unknown, against the other Parties to this Amendment and their Affiliates, attorneys, agents, assigns, insurers, and any other Person that they represent in their capacity as such. For clarification, this release does not apply to (a) any obligations created or preserved by this Amendment, including the obligations described in Section 4 of this Amendment; or (b) any other payments or obligations required to be paid or performed by the Parties set forth in the Master Agreement or any other Collateral Agreement that are unrelated to Site Designations and the calculation of TCF, Supplemental TCF, Closing Total Consideration, Subsequent Closing Total CA/NV Consideration, and Final Total Consideration.

8.
Covenant Not to Sue. Each Party covenants that it will not assert any Claim in any forum (including the Settlement Firm as set forth in Sections 3.3(c) or 4.4 of the Master Agreement) against the released Persons based upon, related to, arising out of, or having any connection with the matters released in Section 7 of this Amendment. For clarification, this covenant does not apply to breaches of this Amendment.

9.
Covenant to Provide Consents. The T-Mobile Parties hereby covenant and agree to timely provide Crown with copies of any Ground Lessor consent that cures an Exception for a Portfolio Site that is received by the T-Mobile Parties after the Final Closing Date, notwithstanding that any such consent will not result in the payment of the Deferred Managed Site Consideration for any Portfolio Site converted after the Final Closing Date.

10.	Warranty. Each Party warrants that the matters being released pursuant to this Amendment have not been assigned or otherwise transferred to any other person or entity.

11.	Certain Sites.

(a)
Certain STC One LLC Site. The T-Mobile Parties acknowledge and agree that the Portfolio Site identified as T-Mobile Tower ID IE04346A and Crown Business Unit Number 823327 (“STC One Site”) is and has been owned by STC One LLC (“STC One”) and that STC One’s ownership of the STC One Site predates the date of the Master Agreement. The T-Mobile Parties hereby quitclaim any right, title, and interest in the STC Site to STC One. Accordingly, the STC One Site shall be an Excluded Site, but the transactions that were consummated at the Initial Closing with respect to such Site need not and will not be rescinded to return the STC One Site to the T-Mobile Parties, but rather, such Site shall remain owned (as it always has been) by STC One.

(b)
Certain CA/NV Sites. Notwithstanding that the Portfolio Sites identified as T-Mobile Tower IDs IE04198A, IE04344A, LA02148A, LA02205A, SD06250A, SV00413A, and SF03099A are referred to as Assigned Sites (as that term is defined in the CA/NV Consent and Acknowledgement) in, and made a part of Schedule 1 to, the CA/NV Consent and Acknowledgement, the Parties hereby acknowledge and agree that such Portfolio Sites are Excluded Sites and, as such, have been, and continue to be Retained Sites subject to the Retained Site Lease and Sublease (as those terms are defined in the CA/NV Consent and Acknowledgement). The Parties hereby acknowledge and agree that (i) the site identified as T-Mobile Tower ID LA02233A, which was never a Portfolio Site, was inadvertently referred to in the CA/NV Consent and Acknowledgement as an Assigned Site, (ii) the Site identified as T-Mobile Tower ID LA02323A, which is a Portfolio Site, is an Assigned Site as referred to in the CA/NV Consent and Acknowledgement despite the fact that it was inadvertently omitted from the list of Assigned Sites attached as Schedule 1 to the CA/NV Consent and Acknowledgement, and (iii) the Site identified as T-Mobile Tower ID LA64151A, which is a Portfolio Site, replaced the site identified as T-Mobile Tower ID LA02233A, but is not a CA/NV Site and is not subject to the CA/NV Consent and Acknowledgement, the CA/NV Site Agreements, or any other agreements governing the CA/NV Sites, including the CA/NV Master Lease.

12.
Other Outstanding Matters. This Amendment and the Settlement Payment made herein only settle and resolve all disputed matters relating to the Final Site Designation and the Final Total TCF and the related matters described in this Amendment. Any other contractual matters, obligations, covenants, obligations to pay or perform, disputes, or issues (irrespective of whether such items are addressed in the Master Agreement or the Collateral Agreements) by and among the T-Mobile Parties (or any of their affiliates) and the Crown Parties (or any of their affiliates) remain unaffected by this Amendment.

13.
Entire Agreement; Modifications Only in Writing. This Amendment, the Master Agreement (as amended by this Amendment), and the Collateral Agreements (as amended by this Amendment) constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements, both written and oral, between the Parties with respect to the subject matter hereof and thereof. This Amendment shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns.

14.
Representation by Counsel. The Parties agree that they have entered into this Amendment after having received competent advice from counsel of their choice with respect to this Amendment and all other matters related thereto.

15.
Severability. If any provision of this Amendment is determined to be invalid for any reason, then that provision shall be severed from the Amendment, but the remainder of the Amendment shall be fully enforceable.

16.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Remainder of page left blank. Signature pages follow.]

SIGNATURE PAGE
IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the Parties as of the day first above written.
T-MOBILE:

T‑MOBILE USA, INC.

By:    /s/ Dirk Mosa_____
Name: Dirk Mosa
    Title: SVP, Corporate Development and Roaming

T-MOBILE CONTRIBUTORS:

SUNCOM WIRELESS OPERATING COMPANY, L.L.C
T-MOBILE CENTRAL LLC (SUCCESSOR IN INTEREST TO WIRELESS ALLIANCE, LLC AND COOK INLET/VS GSM IV PCS HOLDINGS, LLC)
T-MOBILE SOUTH LLC
POWERTEL/MEMPHIS, INC.
VOICESTREAM PITTSBURGH, L.P.
T-MOBILE WEST LLC
T-MOBILE NORTHEAST LLC
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.

By:    /s/ Dirk Mosa___
    Name: Dirk Mosa
    Title: SVP, Corporate Development and Roaming

CROWN:

CROWN CASTLE INTERNATIONAL CORP.

By:    /s/ E. Blake Hawk___
    Name: E. Blake Hawk
    Title: Executive Vice President & General Counsel

TOWER OPERATOR:
CCTMO LLC

By:    /s/ E. Blake Hawk___
Name: E. Blake Hawk

[Signature Page to Settlement Agreement and Amendment No. 2 to Master Agreement]

Title: Executive Vice President & General Counsel

T-MOBILE SPEs

T-MOBILE USA TOWER LLC

By:    /s/ Dirk Mosa_____
Name: Dirk Mosa
Title: SVP, Corporate Development and Roaming

T-MOBILE WEST TOWER LLC

By:    /s/ Dirk Mosa_____
Name: Dirk Mosa
Title: SVP, Corporate Development and Roaming

SALE SITE SUBSIDIARIES:

CCTM1 LLC
CCTM2 LLC

By:    /s/ E. Blake Hawk___
Name: E. Blake Hawk
Title: Executive Vice President & General Counsel

[Signature Page to Settlement Agreement and Amendment No. 2 to Master Agreement]

Exhibit A
Final Site Designations and Final Total TCF
Attached

Exhibit B
Certain Portfolio Sites
Attached